Exhibit 99.1
Magnum Hunter Clarifies July 14, 2011 Press Release
FOR IMMEDIATE RELEASE — Houston, TX — (Market Wire) — October 28, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC) (NYSE Amex: MHR-PrD) (the “Company” or “Magnum Hunter”) is issuing this press release in Canada to provide to its Canadian stockholders the following clarifications to its estimated mid-year 2011 resource potential announced in a press release on July 14, 2011. Although the Company’s use in the July 14, 2011 press release of the term “resource potential” is permitted under United States securities laws, such disclosure differs from the disclosure permitted under Canadian law. The Company’s disclosure of such resource potential in the July 14, 2011 press release included volumes attributable both to “possible reserves,” a reserve classification used both in Canada and the United States, and to “contingent resources,” disclosure of which is permitted under Canadian securities legislation.
As noted above, the July 14, 2011 press release provided an estimate of resource potential, which the Company is clarifying by breaking out separately the estimates of reserves and contingent resources discussed under the corresponding headings below.
The estimates of U.S. SEC compliant and Canadian NI 51-101 compliant proved and probable reserves below were prepared by Independent Qualified Reserves Evaluators. All other estimates of reserves and contingent resources below are Magnum Hunter’s management estimates and were not prepared by an Independent Qualified Reserves Evaluator.
Reserves
Magnum Hunter’s estimated reserves at June 30, 2011 consisted of the following:

	MMBOE	MMBOE
	(U.S. SEC Compliant)	(Canadian NI 51-101 Compliant)
Reserves	Net basis (after royalties)	Gross basis (before royalties)	Net basis (after royalties)
Proved	31.2	76.2	36.8
Probable	3.6	4.2	3.4

Proved Plus Probable	34.8	80.4	40.2

Possible	412.0	558.6	412.0

Proved Plus Probable	446.8	639.0	452.2

Plus Possible
For summary definitions of proved, probable and possible reserves and information on Canadian NI 51-101 requirements, see “Information Regarding Disclosure of Reserves and Contingent Resources” below.
Contingent Resources
Magnum Hunter’s internal technical team consisting of engineers and geologists has provided its estimates of the contingent resources of the Company’s undeveloped lease acreage position in the unconventional shale plays as of June 30, 2011. The undeveloped acreage evaluated includes 652,419 gross acres and 347,547 net acres to Magnum Hunter’s ownership interest. The low, best and high estimates of the Company’s contingent resources are summarized by region as follows:

		MMBOE
Subsidiary	Reservoir	Low Estimate[1]	Best Estimate[1]	High Estimate[1]
Eagle Ford Hunter	Eagle Ford	4	6	9
NGAS Hunter	Devonian Shale (Huron/Weir)	22	44	88

	TOTALS:	26	50	97
Contingent resources are not, and should not be confused with, oil and gas reserves. See “Information Regarding Disclosure of Reserves and Contingent Resources” below.
Drilling Locations
As of June 30, 2011, Magnum Hunter had an inventory of approximately 4,000 drilling locations of which 1,350 are net to the Company’s interest. The estimated number of drilling locations does not represent the drilling plans of Magnum Hunter but represents the aggregate number of potential drilling locations on Magnum Hunter leases associated with the disclosed reserves and resources, based on Magnum Hunter’s own internal evaluation of the best drilling locations taking into account petroleum engineering, geologic and other factors. Magnum Hunter drilled 9 gross (7.97 net) wells in 2010 and drilled 41 gross (16.97 net) wells in the first nine months of 2011 and expects to drill a generally comparable number of wells on an annualized basis during the fourth quarter of 2011 and in 2012.
About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale. For more information, please view our website at http://www.magnumhunterresources.com/.
Information Regarding Disclosure of Reserves and Contingent Resources
Reserves. The U.S. Securities and Exchange Commission (“SEC”) requires oil and natural gas companies, in filings made with the SEC, to disclose “proved reserves,” which are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The SEC defines (i) “probable reserves” as additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered and (ii) “possible reserves” as those additional reserves that are less certain to be recovered than probable reserves. Under Canadian

[1]	For definitions of “low estimate,” “best estimate” and “high estimate,” see “Information Regarding Disclosure of Reserves and Contingent Resources.” The 462 MMBOE of resource potential as of June 30, 2011 in Magnum Hunter’s July 14, 2011 press release consisted of 412 MMBOE of possible reserves, 6 MMBOE of contingent resources attributable to Eagle Ford and 44 MMBOE of contingent resources attributable to the Devonian Shale (Huron/Weir).

rules, “possible reserves” are those reserves that are less certain to be recovered than probable reserves. Under such Canadian rules there is at least a 10% probability that the quantities actually recovered will equal or exceed the sum of proved plus probable plus possible reserves.
Contingent Resources. “Contingent resources” are defined in the Canadian Oil and Gas Evaluation Handbook as “those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political and regulatory matters or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage.”
Any references to “contingent resources” in this press release have been determined in accordance with Canadian National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). The term “contingent resources” is a broader description of potentially recoverable volumes than proved, probable and possible reserves, as defined by the SEC regulations. Estimates of contingent resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company. The estimate of contingent resources contained herein is as of June 30, 2011. We believe our estimates of contingent resources are reasonable, but such estimates have not been reviewed by independent engineers. Estimates of contingent resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates. There is no certainty that it will be commercially viable for Magnum Hunter to produce any portion of its contingent resources or that Magnum Hunter will produce any portion of the volumes currently classified as contingent resources. The primary contingencies which currently prevent the classification of Magnum Hunter’s disclosed contingent resources as reserves consist of current uncertainties around the specific scope and timing of project development, commercial recovery being dependent on technology under development, the absence of a reasonable assessment of future economics meeting defined investment and operating criteria, other economic criteria, the uncertainty regarding marketing plans for production from the subject areas, improved estimation of project costs, capital costs required to render production economic, applicable regulatory considerations, pricing and supply costs. There are a number of inherent risks and contingencies associated with the development of these resources, including commodity price fluctuations, project costs, receipt of regulatory approvals and those other risks and contingencies described above and under “Risk Factors” in our Form 10-K/A dated March 15, 2011, a copy of which is filed with the SEC and is available at www.sec.gov.
Contingent Resources — Uncertainty Categories. Under the applicable Canadian rules, contingent resources are estimated using a “low estimate,” “best estimate,” or “high estimate.” These terms are defined as follows:
“Low Estimate”: This is considered to be a conservative estimate of the quantity that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. If probabilistic methods are used, there should be at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate assuming all contingencies have been eliminated.
“Best Estimate”: This is considered to be the best estimate of the quantity that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. If probabilistic methods are used, there should be at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate assuming all contingencies have been eliminated.

“High Estimate”: This is considered to be an optimistic estimate of the quantity that will actually be recovered. It is unlikely that the actual remaining quantities recovered will exceed the high estimate. If probabilistic methods are used, there should be at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate assuming all contingencies have been eliminated.
United States/Canadian Distinctions for Reporting Reserves. Any references to reserves in this press release under the caption “U.S. SEC Compliant” have been determined in accordance with the guidelines of the SEC (“U.S. Rules”) and not in accordance with NI 51-101. Any references to reserves in this press release under “Canadian 51-101 Compliant” have been determined in accordance with NI 51-101. The practice of preparing production and reserve quantities data under NI 51-101 differs from the U.S. Rules. The primary differences between the two reporting requirements include: (i) NI 51-101 requires disclosure of proved and probable reserves; the U.S. Rules require disclosure of only proved reserves; (ii) NI 51-101 requires the use of future forecast prices in the estimation of reserves; the U.S. Rules require the use of 12-month average prices which are held constant; (iii) NI 51-101 requires disclosure of reserves on a gross (before royalties) and net (after royalties) basis; the U.S. Rules require disclosure on a net (after royalties) basis; (iv) the Canadian standards require disclosure of production on a gross (before royalties) basis; the U.S. Rules require disclosure of production on a net (after royalties) basis; and (v) NI 51-101 requires that reserves and other data be reported on a more granular product type basis than required by U.S. Rules.
Conversion Ratio for BOE Calculations. In computing BOEs (barrels of oil equivalent), gas was converted to oil in the ratio of 6 Mcf of gas to 1 bbl of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf to 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Furthermore, the use of an energy equivalent 6:1 conversion factor might lead to an overstatement of the value of such reserves when the value ratio is currently closer to 20:1, particularly for companies whose reserves are mainly gas. As of June 30, 2011 approximately 49% of Magnum Hunter’s reserves and contingent resources was attributable to oil or natural gas liquids using the above 6 Mcf to 1 bbl energy equivalency conversion method.
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and “forward-looking information” as defined under Canadian securities laws (collectively, “Forward-Looking Statements”). These Forward-Looking Statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-Looking Statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These Forward-Looking Statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in Forward-Looking Statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because Forward-Looking Statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on Forward-Looking Statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the Forward-Looking Statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any Forward-Looking Statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. All Forward-Looking Statements attributable to us are expressly qualified in their entirety by these cautionary statements.
Magnum Hunter Contact:
M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545